CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 26, 2023, and each included in this Post-Effective Amendment No. 6 to the Registration Statement (Form N-2, File No. 333-222070) of Ecofin Tax-Exempt Private Credit Fund, Inc. (formerly, Ecofin Tax-Advantaged Social Impact Fund, Inc.) (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 28, 2022, with respect to the financial statements and financial highlights of Ecofin Tax-Exempt Private Credit Fund, Inc. (formerly, Ecofin Tax-Advantaged Social Impact Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

January 26, 2023